Exhibit 10.13

SERVICE AGREEMENT

FOR A CLINICAL STUDY CONDUCT

concluded on 16 December 2013 (“Effective Date”) in Warsaw by and between:

KCR S.A. (Polish joint-stock company) with its registered office in Warsaw at 6 Postępu Str., 02-676 Warsaw, Poland, entered in the register of entrepreneurs kept by the District Court for the Capital City of Warsaw in Warsaw, 13th Commercial Division of the National Court Register, under number 0000289542, tax identification number NIP: 521-31-69-665, share capital (covered in total): PLN 700,000.00, hereinafter referred to as “CRO”, represented by Mr. Mike Jagielski – President of the Management Board and Ms. Anna Baran – Vice President of the Management Board,

and

Vascular Biogenics Ltd., its principal place of business at 6 Jonathan Netanyahu Street, Or Yehuda, Israel 60376 hereinafter referred to as “Sponsor”, represented by Prof. Dror Harats - Chief Executive Officer, hereinafter jointly referred to as „the Parties” and individually as a “Party”.

Whereas:

a)	Sponsor intends to conduct a clinical study of the investigational medicinal product VB-201 [„Investigational Medicinal Product”] entitled “A Randomized, Double-Blind, Dose-Ranging, Placebo-Controlled Study to Evaluate the Efficacy and Safety of Oral VB-201 in Patients with Moderate to Severe Plaque Psoriasis” [„Study”] according to the protocol number VB-201-079 [“Protocol”] on the territory of Poland,

b)	Legal Representative of the Sponsor is SCIderm GmbH, a company organized and existing under the laws of Federal Republic of Germany, entered in the Trade Register maintained by the District Court in Hamburg, under the number HRB 93824 with its registered office at Drehbahn 1-3, 20354 Hamburg, Germany,

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c)	Sponsor wishes to engage CRO to provide services connected with the conduct of the Study as defined herein,

d)	fulfillment of CRO’s obligations resulting from this agreement is included in the scope of CRO’s business activity and CRO has an experience in providing services of similar nature as described herein, including the fact that CRO employs qualified employees in order to perform such obligations.

Now then, the Parties agree to conclude the agreement as follows [„Agreement”]:

§ 1. Subject of the Agreement

1.	Sponsor hereby entrusts CRO with performance of activities connected with the conduct of the Study as defined in Attachment No. 1 hereto (Scope of Services), hereinafter referred to as „Services”, and CRO hereby accepts such entrusted responsibilities.

2.	Services shall be performed within the timelines indicated in Attachment No. 2. Parties declare that these timelines shall be deemed as a forecast only and may be changed due to reasons which are not attributable to the CRO. In case of necessity to provide Services within different timelines than those anticipated in Attachment No. 2 for reasons not attributable to CRO, Sponsor waives its right to bring any claims against CRO for an untimely provision of Services.

§ 2. Manner of Providing Services

1.	CRO shall perform its responsibilities, in the scope indicated in the Agreement, with due diligence and in compliance with laws and regulations in force applicable in the countries where the Services will be performed, guidelines of Good Manufacturing Practice, Good Laboratory Practice, Good Clinical Practice, ICH GCP in a version applicable during the term of the Study conduct, in compliance with the Agreement and a valid version of the Protocol, constituting Attachment No. 3 to the Agreement, CRO’s SOPs listed in Attachment No. 4 and any written instructions of the Sponsor.

2.	The CRO represents and warrants that it has obtained, and will maintain throughout the term of this Agreement, all governmental or regulatory approvals, licenses, registrations and insurances that may be required to complete the Study, and that it has full right, power and authority to perform its obligations hereunder and to grant the rights set forth herein. During the term of this Agreement the CRO shall not conduct any other trial which, at the CRO’s discretion, would adversely affect the ability of the CRO to perform their obligations under this Agreement.

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3.	In order to perform Services, CRO undertakes an obligation to appoint from among its employees only persons with appropriate knowledge, experience and qualifications necessary to perform Services, and who have bound by confidentiality undertakings according to this Agreement.

4.	The CRO certifies that it has not and will not use in any capacity in connection with this Agreement the services of any individual, corporation, partnership, or association which has been debarred, excluded, or disqualified from participation in clinical investigations under any applicable laws, regulations, or guidance. In the event that the CRO receives notice of the debarment or threatened debarment, exclusion or disqualification or threatened disqualification, of any individual, corporation, partnership or association providing services to the CRO, which relate to its activities under this Agreement, the CRO shall notify the Sponsor immediately.

5.	If the Sponsor raises any objections regarding provision of Services by a particular CRO employee, the Sponsor shall notify CRO of that fact in writing and may request replacement of such employee solely due to material and reasonable objections against his/her work or behavior. CRO shall appoint a new employee with appropriate qualifications and experience in the shortest possible time.

6.	Sponsor shall have the right to reject any Services that it deems in nonconformance with the Protocol or the Agreement. Sponsor shall provide CRO with written notification of the deficiency or non-conformance and, within thirty (30) days of receipt of such written notification, CRO shall correct the deficiency or non-conformance at CRO’s expense.

7.	During the term of the Agreement and subject to the prior approval of the Sponsor (e-mail form is acceptable), CRO may entrust a third party, such as sites, investigators, and other relevant sub-contractors (“Sub-contractors”) with performance of all or some of the Services while observing due diligence in this choice, provided that such Sub-contractors are made aware of and acknowledge the obligations applicable to such Sub-contractors according to this Agreement including without limitation confidentiality, Intellectual property rights and publications. The CRO shall ensure, and shall at all times remain jointly and severally responsible and liable, for the compliance of such Sub-contractors with the terms of this Agreement. For the avoidance of doubt, the Parties agree that this section shall not release the Sponsor or the investigators from liability for the Study conduct according to provisions of law in force.

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8.	CRO acknowledge that the Sponsor may entrust third parties with performance of services, which are related to the Study but are not included in the Services, which shall be provided by the CRO. A list of such third parties attached hereto as Attachment 5 or as shall be amended by the Sponsor from time to time. CRO warrants that (i) it will fully cooperate with such third parties according to the Sponsor’s written instructions as necessary to the conduct of the Study and (ii) it will be obligated by the relevant written instructions imposed by such third parties as shall be presented to the CRO by such third party or the Sponsor.

9.	CRO warrants that the assumptions underlying each Attachment and/or timeline have been arrived at in good faith by CRO, based upon its experience and professional judgment. In the event the CRO or Sponsor requests to amend the Services, timelines or budget for a Study, the Parties agree to negotiate in good faith a written change order signed by the duly authorized representatives of the Parties.

10.	Both Sponsor and CRO shall carry, at its sole expense, with financially sound and reputable insurers, an insurance coverage with respect to the conduct of its business.

§ 3. Sponsor’s responsibilities

Sponsor undertakes an obligation in particular to:

a)	provide CRO with all information in its possession about the Investigational Medicinal Product necessary for the conduct of the Study,

b)	keep CRO informed on an ongoing basis about any new findings concerning safety of the Investigational Medicinal Product,

c)	supply CRO with the Investigational Medicinal Product manufactured in compliance with Good Manufacturing Practice, adequately packed and labeled,

d)	supply CRO with documentation necessary for conduct of the Study, including the valid version of the Protocol, Investigator’s Brochure and the Case Report Forms (CRF),

e)	conclude insurance agreement on third party liability of the Sponsor and investigators for damages related to the conduct of the Study, in compliance with laws in force and provide CRO with a valid copy of the insurance policy confirming conclusion of such agreement,

f)	notify CRO immediately of any suspension of the Study or withdrawal of the approval for the conduct of the Study ,

g)	perform other responsibilities not assigned to the CRO and necessary for the conduct of the Study.

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§ 4. Audits and inspections

1.	On Sponsor’s reasonable request, CRO shall, at any time, provide the Sponsor with information on the status of the Services performed. In particular, the Sponsor may request CRO to prepare an activity report on the Services performed by CRO.

2.	During the term of the Agreement, CRO undertakes an obligation to allow the Sponsor and any competent authorities and national, foreign and international bodies or organizations responsible for registration of medicinal products and supervision, audit or inspection of clinical studies to conduct an audit, control or inspection of the Study as well as to access the records related to the Study conduct, and to monitor and audit the activities of the investigators and members of the study teams during the Study (including inspection and audit of the facilities and procedures used in the Study by the investigators and the study teams, as well as the equipment, data registration method and storing the records), and to enable both Sponsor and any national, foreign and international bodies or organizations responsible for registration of medicinal products and supervision or inspection of clinical studies to obtain any and all information on the conduct of the Study.

3.	CRO shall notify Sponsor if any competent authorities and national, foreign and international bodies or organizations responsible for registration of medicinal products and supervision, audit or inspection of clinical studies inform CRO about any scheduled, or begin an unscheduled inspection of any study site, CRO or bioethics committee. CRO shall immediately provide the Sponsor with any correspondence and/or communication related to a notification, conduct and results of an audit or inspection and shall inform the Sponsor of the measures to be taken following finding and recommendations of such inspection and audits and their results.

4.	Sponsor agrees to cover the costs of CRO’s employees involvement in an audit, control or inspection based on real time spent on such activities according to the rates described in Attachment No. 6.

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§ 5. Remuneration

1.	For execution of all obligations resulting from the Agreement by CRO, Sponsor undertakes an obligation to pay remuneration as well as reimburse costs and expenses as defined in net amounts in Attachment No. 6. Due VAT shall be added to the above fee.

2.	The Sponsor is obliged to make payments within 30 days from the receipt of a VAT invoice from CRO and provided that the CRO has provided upon the execution of this Agreement a Certificate of Residency from its Tax Authorities. If it is necessary to convert one currency into another, it shall be calculated by CRO on the basis of a current foreign exchange selling rate of the Polish National Bank announced on the date of the VAT invoice issuance.

3.	The remuneration shall be calculated and paid on a monthly basis for the time committed to or a type of Services provided in a given month within 30 days from the delivery of the invoice issued by CRO to the Sponsor. CRO shall be entitled to issue and deliver a VAT invoice beginning with the last day of a given month for the amount covering time or type of Services performed in such month.

4.	On Sponsor’s request, CRO shall submit a list of Services performed in a given month, including a timesheet of persons providing Services with a detailed description of activities performed.

5.	The Sponsor shall reimburse CRO:

a)	for any costs incurred by CRO in connection with conclusion of the Agreement and providing the Services hereunder - so called “pass through costs”, including in particular costs of telephone connections, faxes, internet, courier and mail services, accommodation and travel expenses of persons appointed to perform Services, which will be incurred in connection with the execution of the Agreement. These expenses will be invoiced on a monthly basis and presented to the Sponsor with a detailed list.

b)	for any costs related to use of CRO company cars for business travels to and from study sites indicated by the Sponsor,

c)	for any other costs necessary for the proper conduct of the Study provided that such expenses have been pre-approved by the Sponsor.

6.	Specification of expected costs and expenses (so called „pass through costs”) is included in Attachment No. 6 hereto. In case if costs, expenses or a scope of Services connected with the conduct of the Study appear to be higher than those anticipated on the Agreement date, the Sponsor undertakes an obligation to cover these costs and reimburse CRO for expenses incurred in relation to the execution of the Agreement provided that such expenses have been pre-approved by the Sponsor.

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7.	When CRO is in charge of investigators, sites, Study subject or IRB/EC fees or expenses payment or reimbursement, estimated or known amounts for such payments/reimbursements will be invoiced to the Sponsor, before paying such fees or expenses. The CRO has no obligation to advance funds and make these payments unless and until the funds are received from the Sponsor. If Sponsor does not provide funds in time to enable CRO to make timely payments, Sponsor agrees to be liable for and to reimburse CRO for any interest and other charges, costs, fees and expenses incurred by CRO because of such late payment. Any excess funds paid to CRO for such fees and expenses shall be refunded to Sponsor at the end of the Study or sooner, upon Sponsor’s request.

8.	Sponsor is obliged to reimburse CRO for the costs and expenses incurred by CRO in relation to the execution of the Agreement within 30 days from the receipt of relevant documentary evidence supporting such costs and expenses from CRO.

9.	Payment of the remuneration and reimbursement of costs incurred by CRO shall be made by a transfer to CRO bank account indicated on the invoice.

10.	CRO rates included in the budget in Attachment 6 shall automatically increase each calendar year beginning from January 1, 2015 for the next 12 month period, according to year inflation rate published by Eurostat, the Statistical Office of the European Communities. The Parties agree that increase of rates shall be effective from the beginning of calendar year regardless of the date of publishing year inflation rate by Eurostat.

§ 6. Confidentiality

1.	The CRO shall keep confidential any and all information and data concerning Sponsor`s business or its activities (including reports and information as well as all clinical data about the Study or its progress produced by the CRO or the sites within the framework of this Agreement), or information obtained that may come to the knowledge of the CRO, its personnel or appointed representatives during or in connection with the execution of this Agreement including without limitation third party confidential information received by the Sponsor (“Sponsor’s Confidential Information”). For the avoidance of any doubt, the Protocol, the Investigational Medicinal Product, the Study results, and the Inventions (as defined below) shall be considered the Sponsor’s Confidential Information.

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2.	Sponsor shall keep confidential any and all information and data concerning the CRO`s business or its activities (including information produced by Sponsor within the framework of this Agreement) or information obtained that may come to the knowledge of Sponsor, its personnel or appointed representatives during or in connection with the execution of this Agreement, and is not considered Sponsor’s Confidential Information.

3.	Parties undertake an obligation to keep strictly confidential any confidential information or data which came into possession of the other Party in any manner, were delivered or otherwise disclosed to the other Party in connection with the Agreement. Parties may use and make the above mentioned information available solely for the purpose of the execution of the Agreement.

4.	The above provision does not apply to information which the receiving Party can demonstrate that:

a)	is known to the receiving Party at the moment of its disclosure,

b)	is publicly accessible at the time of its disclosure to the receiving Party or it becomes later publicly accessible without the Party’s fault,

c)	may be disclosed upon the other Party’s consent expressed in writing otherwise being void,

d)	was disclosed to the receiving Party by a third party that was not obliged to keep it confidential or

e)	is disclosed by virtue of laws in force.

5.	If confidential information needs to be disclosed to a third party for the purpose of performance hereof, the Sponsor or CRO, prior to making any such disclosure, will cause such third party to undertake the confidentiality and non-use obligations in writing at least to the extent applicable to themselves under the Agreement. Any publication of data from the Study or oral presentations on an individual basis with respect to the Study data shall be subject to the Sponsor’s prior review and approval. The Sponsor is entitled at its sole discretion to delay or reject of such publication due to Sponsor’s business or operational reasons.

§ 7. Personal data processing

1.

Sponsor undertakes to observe the provisions of Personal Data Protection Act of 29th of August 1997 (uniform text: Journal of Laws from 2002, No. 101, position 926 with later changes) as well as secondary regulations, regarding personal data of CRO’s employees, contractors and other individuals (such as employees of CRO’s contractors), provided by CRO to Sponsor, in

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the scope of performance the obligations under the Agreement. The personal data of the CRO’s employees, contractors and other individuals will be processed by Sponsor on grounds of their consent or justified purposes of a data controller. However, for the purposes of processing by Sponsor of the personal data of the CRO’s employees or contractors in relation to the execution of obligations of CRO as an employer, CRO entrusts Sponsor with the processing of such personal data in accordance with the Agreement.

2.	Sponsor appoints CRO as its representative within the meaning of article 31a of the Personal Data Protection Act.

3.	The scope of the entrusted personal data includes the following categories: names, surnames, addresses, contact details, professional experience, current and past position, education, skills. Sponsor undertakes to process the personal data by collecting, recording, storing, deleting compiling, amending, transferring in paper form and by electronic means.

4.	Sponsor cannot use entrusted personal data for any other purpose or in any other manner than necessary to execute the Agreement. Sponsor is also obliged neither to disclose nor to pass on the personal data to any entity without prior written CRO’s consent.

5.	Sponsor is liable for the damages caused to CRO or any third party in the result of personal data processing against the Agreement by Sponsor or under its responsibility.

6.	When the Agreement is finished/terminated/expired, Sponsor is obliged to finish personal data processing, return or destroy all received documents and their copies, and return all received electronic data mediums to CRO.

7.	Sponsor entrusts CRO with the processing of personal data of the investigators and the members of study teams for the purposes of the performance of activities connected with the conduct of the Study. The scope of the entrusted personal data includes the following categories: names, surnames, addresses, place of work, telephone numbers, e-mail addresses, bank account numbers, PESEL numbers, tax identification numbers, professional experience, current and past position, education. CRO undertakes to process the personal data by collecting, recording, storing, deleting, compiling, amending, transferring in paper form and by electronic means. Sponsor hereby authorizes CRO to subcontract the processing of the personal data to a further data processor as shall be agreed in advance by the Sponsor.

8.	CRO undertakes to observe the provisions of the Personal Data Protection Act and the secondary regulations. CRO cannot use the entrusted personal data for any other purpose or in any other manner than necessary to execute the Agreement.

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9.	In relations between CRO and Sponsor acting as data controllers / data processors towards each other, the following rules shall apply accordingly:

a)	the data processor is hereby obliged, prior to commencing the processing of the personal data and afterwards, during the term of this Agreement, to apply any technical and organizational measures that will ensure the security of the personal data being processed, as set forth in the Personal Data Protection Act and the secondary regulations, and any legislation that will supplement and/or replace them in the future; in particular, it should secure the personal data against access by unauthorized persons, its removal by unauthorized persons, and against it being damaged or destroyed;

b)	the data processor shall be obliged to ensure supervision of the following: when and by whom the personal data has been entered into the data filing system and to whom the data has been transferred;

c)	the data processor undertakes to preserve the confidentiality of the personal data entrusted to it under this Agreement;

d)	only persons who were authorized by the data processor shall be allowed to carry out the processing of personal data;

e)	the data processor shall be obliged to take all necessary steps to ensure that the persons referred to in point (d) of this clause keep the personal data and the methods of their protection confidential;

f)	the data processor shall immediately inform the data controller of any instance of any breach, whatsoever, of the security of the personal data entrusted to the data processor and processed under this Agreement;

g)	the data processor shall grant the data controller, at its request, any necessary information concerning all personal data processed by the data processor;

h)	the data controller shall have the right to conduct inspections as to whether the data processor is observing the principles of processing the personal data specified in the Personal Data Protection Act, the secondary regulations and this Agreement, by accessing and inspecting any premises where the personal data is processed, as well as the documents, equipment and IT systems relating to the personal data processing;

i)	the data controller shall be entitled to review whether the above principles of the processing of the personal data are being observed and as such the data controller’s representatives will be entitled to demand that the data processor’s representatives provide to the data controller the necessary information concerning the way in which the data processor processes the personal data contained in the data filing system;

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j)	any inspection of whether the above principles of the personal data processing are being observed may only take place after the data controller has notified the data processor of the intention of carrying out such an inspection at least two days in advance of the date of the commencement of the inspection, and has indicated in writing the persons designated to carry out the inspection; an inspection may be exercised by the data controller at the location where the personal data are being processed – between the hours of 9 a.m. and 4 p.m. on any business day;

k)	following the inspection, the data controller may draw up recommendations concerning the improvement of the quality of the safeguarding of the personal data, as well as the means of its processing by the data processor and the means of remedying any identified irregularities, which the data processor is obliged to immediately remedy not later than 30 days after the data controller’s notification of its observations;

l)	upon the expiry or termination of this Agreement the data processor shall be obliged to transfer the personal data to the data controller or delete all the personal data, within seven days of receiving the data controller’s instruction; the deletion of the personal data shall be understood as the erasing of the personal data, or their modification in such a way that the identity of the persons to whom the data refers cannot be established.

§ 8. Intellectual property

1.	The Parties acknowledge that all rights to materials, Investigational Medicinal Product, data bases, notes, analyses, lists, studies or any other documents, as well as names and graphic signs made available to CRO by the Sponsor in any manner whatsoever, shall remain the property of the Sponsor and CRO shall not acquire any rights thereto, except for the right of use thereof during execution of the Agreement for the purpose of conducting the Study in the manner permitted by the Sponsor.

2.	Inventions or discoveries whether or not patentable, processes, trade secrets, data, improvements, and/or patents relating to the Investigational Medicinal Product or otherwise arising from the Study, conceived, generated, developed or first reduced to practice, as the case may be, during the term of this Agreement (hereinafter called “Inventions”), either by the CRO, its employees, sites, investigator or any other Sub-contractors related to this Agreement shall be the property of the Sponsor.

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3.	The CRO its employees, sites, investigator or any other Sub-contractors will promptly inform Sponsor of any Invention or discovery arising from the Study, and assign its rights in relation to all intellectual property rights and know how, and provide reasonable assistance to the Sponsor in filing or prosecuting intellectual property rights, at the expense of the Sponsor.

§ 9. Duration of the Agreement and its termination

1.	The Agreement is concluded for a specified period of time and shall be valid from the Effective Date until the termination of the Study unless any circumstances indicated below should occur.

2.	Each Party has a right to terminate the Agreement with immediate effect in case of a material breach by the other Party of the obligations resulting from the Agreement if a default is not cured within 30 (thirty) days from the date of delivery of a written notice on the discovered breach to the other Party.

3.	The Sponsor has a right to terminate the Agreement upon 90 days’ written notice without giving cause and CRO has a right to terminate the Agreement upon 120 days’ written notice without giving cause.

4.	Upon receipt of the notice of termination of the Agreement from the Sponsor by CRO or dispatch of the same to the Sponsor by CRO, CRO shall make all possible efforts to terminate or transfer further conduct of any unfinished Services as soon as possible, according to the Sponsor’s instructions. In such a case, CRO shall cease to provide Services or undertake further obligations in connection with the Services unless Parties agreed otherwise in writing.

5.	The Sponsor undertakes an obligation to reimburse CRO for all necessary and actual costs connected with the termination or expiration of the Agreement as well as to pay CRO due remuneration, in particular to reimburse CRO for any expenses incurred (so called „pass through costs”) or to be incurred in relation to provision of the Services from which CRO cannot withdraw. Promptly after the date of the Agreement termination or expiration, CRO shall issue an invoice for the above costs and expenses to the Sponsor.

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§ 10. Non-Solicitation Clause

1.	The Sponsor undertakes an obligation that it shall not employ any employee of the CRO , in its own enterprise or in any company under its control, during the term of the Agreement and for the period of 2 years from the date of termination or expiry hereof.

2.	In the event of employing the above mentioned persons, the Sponsor shall be obliged to pay a contractual fine in the amount of Euro 50 000 (say: fifty thousands) per each person employed within 7 days from the receipt of the call for payment. Payment of contractual fine shall not deprive CRO of its right to claim damages exceeding the amount of the contractual fine reserved.

§ 11. Final provisions

1.	Neither Party shall be liable to the other Party in connection with this Agreement for any indirect, consequential (including without limitation lost profits), incidental, special or punitive damages.

2.	CRO shall not bear any liability connected with the Investigational Medicinal Product, including liability for administering the Investigational Medicinal Product. CRO’s liability due to negligence, non-adherence to professional standards or breach of the Agreement shall be limited to the double amount of the remuneration (CRO fee) received.

3.	Sponsor shall defend, indemnify, and hold harmless CRO, its affiliates and their respective directors, officers, employees, consultants, sub-contractors, independent contractors, and agents from and against any and all losses, claims (including third party claims), actions, damages, liabilities, awards, costs and expenses (including reasonable legal counsel fees and expenses), whether joint or several, relating to or arising from or in connection with this Agreement or the Services contemplated herein, including but not limited to, the Study, test, specifications, compound, device, placebo or Investigational Medicinal Product, potential product or procedure performed or administered as a result of the Protocol and this Agreement or any litigation, investigation or other proceeding relating to any of the foregoing, unless as a result of CRO’s its affiliates and their respective directors, officers, employees, consultants, sub-contractors, independent contractors, and agents negligence, non-adherence to professional standards or breach of the Agreement.

4.

CRO shall defend, indemnify, and hold harmless Sponsor, its affiliates and its and their respective directors, officers, employees, and agents from and against any and all losses, claims (including third party claims), actions, damages, liabilities, costs and expenses (including

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reasonable legal counsel fees and expenses) (“Sponsor Losses”) but only to the extent such Sponsor Losses are related to or arise from or in connection with CRO’s negligence, non-adherence to professional standards or breach of this Agreement, except to the extent that such Sponsor Losses arise from (i) the negligence or reckless or willful act or omission of Sponsor, its affiliates or its and their respective directors, officers, employees, contractors or agents; or (ii) any breach of this Agreement by Sponsor, its affiliates, or its and their respective directors, officers, employees, contractors or agents.

5.	The Party seeking indemnity will give the indemnifying party prompt written notice (within 15 days knowledge) of any matter upon which such indemnified party intends to base a claim for indemnification (an “Indemnity Claim”). The indemnified party shall have the right to participate jointly with the indemnifying party, at its own expense, in the defense, settlement or other disposition of any Indemnity Claim.

6.	In no event shall either Party be liable to the other in case of not being able to perform its obligations hereunder due to a natural disaster, general strike, war, riots, fire, order of the authorities or any other unforeseeable and unpreventable circumstances, provided that such Party unable to perform its obligation will do its best effort to fulfill its obligations. The Party affected by such circumstances shall immediately notify the other Party of this fact in writing, providing any relevant information regarding the matter.

7.	No Party may assign any rights or obligations resulting from the Agreement to any third party without prior written consent of the other Party.

8.	Any representations of the Parties as specified herein shall be made in writing, otherwise null and void.

9.	Except for cases expressly indicated in the Agreement, all statements, notices, calls etc. connected with the Agreement must be delivered to the addresses of the Parties defined in the preamble hereof, otherwise void and ineffective. Either Party should notify the other of the change of its address in accordance with this paragraph. Such notice shall be deemed properly served by the Party after its receipt by the addressee. All and any notices and statements sent thus far in connection with this Agreement to the addresses given above shall be deemed as served effectively.

10.	Provisions of § 4, § 6, § 8 and § 10 of the Agreement shall remain in force despite its expiry or termination for any reason.

11.	For the avoidance of doubt, this Agreement and the Protocol may only be amended by the agreement in writing of duly authorized signatories of Sponsor and CRO, otherwise being null and void. Changes in the Protocol may imply changes in the total course of the Study (costs, time-lines etc.).

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12.	If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.	The Agreement and any matters connected herewith shall be governed by the laws of England, excluding its rules for choice of law. Any dispute relating to or arising in connection with this Agreement, which is not settled within a reasonable time, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) by one arbitrator appointed in accordance with the said rules. The award shall be final and binding and enforceable in any court of competent jurisdiction. The arbitration shall be held in London, United Kingdom, in English language.

14.	The Agreement has been drawn up in two identical counterparts, one counterpart for each of the Parties.

CRO:	Sponsor:

Anna Baran /s/ Anna Baran Mike Jagielski /s/ Mike Jagielski	/s/ Amos Ron Vascular Biogenics Ltd. Amos Ron, CFO January 1, 2014

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Attachment No. 1

Scope of Services:

Part A

Study Assumptions

STUDY ASSUMPTIONS

Number of countries involved	1
COUNTRIES INVOLVED	Poland
CRA staff involved	3
STUDY SITES	10
PATIENTS ENROLLED (# of expected)	50
NUMBER OF PATIENT’s VISITs IN SITE DURING THE STUDY	9
PLANNED NUMBER OF PAYMENTS FOR PI AND SITES DURING THE STUDY	3

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Attachment No. 1

Scope of Services:

Part B

Division of Responsibilities CRO - Sponsor

	KCR	VBL Ltd.	Comments
STUDY INITIATION

Protocol development		X

Protocol review	X	X	KCR to review the draft of study protocol and provide VBL with comments.

Protocol approval		X

Protocol printing	X

Protocol distribution to sites	X

Preparation of amendments		X

CRF design and development (e CRF)		X

CRF review & approval		X

Preparation of master Informed Consent (IC) and Patient Information Sheet (PIS)		X

Revision and translation of Informed Consent and Patient Information Sheet according to local Ethical Committee requirements	X

Final approval of country specific IC and PIS		X	Based on back translation of local of Informed Consent and Patient Information Sheet. Approval process according to KCR SOP.

Monitoring Plan development	X

Monitoring Plan approval		X

Recruitment Plan development	X

Trial Master File Set-up	X

Distribution of Site Documents	X

Randomization schedule preparation	X

REGULATORY / ETHICS COMMITTEE SUBMISSIONS

Preparation of the documentation for Ethics Committees	X	X

VBL to provide:

- Investigator’s Brochure

- IMPD

- CRF

- Insurance certificate

- Patient related scales/diaries

- Certificate of analysis

- Drug label

- Manufacturing authorisation

- GMP certificate

KCR to provide VBL with country specific requirements regarding submission and to prepare submission package.

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	KCR	VBL Ltd.	Comments

Submission of the documentation for Ethics Committees and follow up until authorisation	X

Preparation of the documentation for Regulatory Authorities	X	X	VBL to provide: - Investigator’s Brochure - IMPD - CRF - Insurance certificate - Patient rated scales/diaries - Certificate of analysis

	X	X	- Drug label - Manufacturing authorisation - GMP certificate KCR to provide VBL with country specific requirements regarding submission and to prepare submission package.

Submission of the documentation for Regulatory Authorities and follow up until authorisation	X

TRANSLATIONS

Translations	X		Relevant for patient-related documents, labels, Power of Attorney

SITE RECRUITMENT AND INITIATION

Investigator’s Site Identification	X

Investigator’s Site Selection	X

Final Site Selection	X	X	KCR to provide VBL with pre-study visit reports and lists of recommended sites in all selected countries. VBL to approve selected sites.

Conduct Site Selection Visits	X

Negotiate Investigators/Sites Contracts	X

Final Approval for Investigators/Sites Contracts		X

Signature on Investigators/Sites Contracts	X

Regulatory Documents collection & review	X

Conduct Site Initiation Visits	X

INVESTIGATOR MEETING

Investigator’s Meeting Planning	X

Investigator ‘s Meeting Preparation	X	X

VBL to present:

-VB-201: Scientific Background

-Phase I/II Experience & Development Plan

-Study Design & Objectives

-Protocol Overview

-Eligibility Criteria

-Study Specific Procedures

-Study Assessment Scales KCR to present:

-Communication Plan

-Timelines & Recruitment Strategies

-ICH GCP Refreshment

Investigator’s Meeting Attendance	X	X

STUDY DRUG MANAGEMENT/ CENTRAL LABORATORY MANAGEMENT

Clinical Trial Supply Logistics Management		X

Packaging and labeling of study medication		X

Distribution of study medication to sites		X

Destruction of unused supplies		X

Randomization list management		X

Central Laboratory Supplies and Logistic Set-up/Courier Management		X	By VBL subcontractor.

Central Laboratory Management		X	VBL subcontractor to manage the central laboratory.

STUDY MONITORING

Conduct Site Monitoring Visits	X

Communication with Sites	X

Monitoring visit reports preparation and review	X

Monitoring visit reports final approval		X

S.D.V.: (100% of patients, 100% of key study parameters)	X

Periodic Regulatory Document Collection / Updates (Investigator’s Master File management)	X

Data review/correction on all CRF’s	X

Resolution of Queries with Sites	X

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	KCR	VBL Ltd.	Comments
SAE Reconciliation with Sites	X

Conduct Site Close-out / Termination Visits	X

Drug accountability during study and final drug record reconciliation	X

End of Study Notification to Regulatory Agencies/ECs	X

CLINICAL STUDY MANAGEMENT

Maintain Central Trial Master File	X

Fortnightly enrolment updates and Weekly Status Reports to Sponsor	X

Administered Investigator’s Payments	X		KCR will be responsible for bank transfers.

Prepare and Distribute Newsletter (if applicable)		X

Central File Archiving		X

Clinical Team Communication	X		KCR to provide Communication Plan.

MEDICAL MONITORING

Development of Medical Monitoring Plan		X

Provide Medical Oversight to CRO Project Team		X

Medical Communication/Consultation with Sites		X

Patient Eligibility - Medical Review		X

Review Safety Data Listing		X

Review CRFs for safety/efficacy		X

Review Safety Laboratory Data		X

Review of Data Management Coding		X

Review of Data Management SAE reconciliation		X

Organization of Data Safety Monitoring Board Meeting		X

SAFETY MONITORING

Safety Plan Preparation		X

SAE Reporting Procedure and Database Set-up		X

Receipt & Review of Initial SAE Report from Site	X

Tracking /Analyzing SAE Report		X

Entering SAE into Database		X

Writing SAE Narrative		X

Expectedness Judgment for SAE & Regulatory Reporting Assessment		X

Final Medical and Regulatory Judgment		X

Preparing Annual Report for Competent Authority in EU (inc. safety update)		X

Reporting Expedited SAEs to Regulatory Authorities		X

Reporting Expedited SAEs to Investigators and EC	X

Ongoing SAE File Maintenance		X

DATA MANAGEMENT

Preparation of Data Management Documentation such as Data Management Plan, Data Review Plan, Data Handling Guiding		X

EDC collector development		X

Data Review, Query Generation		X

Query Resolution	X

Import of Electronic (Laboratory) Data		X	By VBL subcontractor

Reconciliation of SAEs		X

Provision of data extracts during study to support interim analyses		X

Documentation Maintenance		X

Archiving of EDC tool, Archiving of Data Management Material		X

STATISTICS AND REPORTING

Development of Statistical Analysis Plan		X

Final Approval for Statistical Analysis Plan		X

Creation of Analysis Dataset (Statistical analysis of the dataset)		X

Programming of Tables, Figures and Listings		X

PK parameters calculation		X

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	KCR	VBL Ltd.	Comments
Development of interim and final Integrated Statistical/Clinical Report in conformity to ICH guideline and CTD		X

Review of final Integrated Statistical/Clinical Report in conformity to ICH guideline and CTD		X

Final Approval for clinical Study Report		X

Writing of SAE and AE Discontinuation Narratives		X

AUDITS

Conduct of GCP Audits of Investigator’s Sites	X

Conduct of Quality Assurance Audit of Database		X

PROJECT MANAGEMENT

Management of the study team	X

Communication with study sponsor and vendors	X

Coordination of start-up activities, realization phase and closure	X

Oversees the regulatory document collection and submission process.	X

Control and track the budget monthly and cumulative realization	X

Preparation of Risk Management Plan and/or Contingency Plan, if required	X

CONTRACTS AND PAYMENTS

Preparation of study contracts	X

Signature and payments	X	X

Payment of Ethics Committees’ fees	X

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Protocol VB-201-079	VB-201

CLINICAL PROTOCOL

Title:	A Randomized, Double-Blind, Dose-Ranging, Placebo-Controlled Study to Evaluate the Efficacy and Safety of Oral VB-201 in Patients with Moderate to Severe Plaque Psoriasis

Protocol No.	VB-201-079

Eudra CT No.:	2012-002763-10

Investigational Product:	VB-201

Indication:	Plaque Psoriasis

Development Phase:	2

Sponsor:	Vascular Biogenics Ltd.

6 Jonathan Netanyahu St.

Or Yehuda, Israel 60376

Phone: 972-3-6346450

Fax: 972-3-6346449

Version:	2.2 (Poland and Israel only)

Date:	December 2, 2013

CONFIDENTIAL

This document contains proprietary and confidential information of VBL. Acceptance of this document constitutes agreement by the recipient that no previously unpublished information contained herein will be published or disclosed without the prior written approval of Vascular Biogenics Limited with the exception that this document may be disclosed to study personnel under your supervision who need to know the contents for conducting the study and appropriate Institutional Review Boards (IRBs)ZEthics Committees (1EC) under the condition that the personnel have agreed to keep this information confidential. The foregoing shall not apply to disclosure required by governmental regulations or laws, however, VBL shall be promptly notified of any such disclosure.

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Attachment No. 4

List of SOPs applicable for the Study conduct

KCR SOP AND ASSOCIATED FORMS AND TEMPLATES

	Version	Effective date
101.1 MED. Feasibility process	5	06 Dec 11
Associated Forms And Templates: 101.1 MED. 01 Short Feasibility Worksheet	2	08 Mar 10
101.1 MED. 02 Feasibility Questionnaire	3	06 Dec 11
101.1 MED. 03 Feasibility Results	2	08 Mar 10
101.1 MED. 04 Thank You Letter	1	06 Dec 11

102.1 MED. Regulatory Submission for Clinical Study Application	4	13 Dec 12

102.3 MED. Updating Clinical Study Documentation	2	13 Aug 12

102.5 MED. Management of Regulatory Process	2	13 Aug 12

103.1 MED. Pre-Study Visit	2	21 Feb 11

Associated Forms And Templates:
103.1 MED. 01 Confirmation Pre-study Letter	2	21 Feb 11
103.1 MED. 02 Pre-study Visit Checklist	2	21 Feb 11
103.1 MED. 03 Pre-study Visit Report	2	21 Feb 11
103.1 MED. 04 Follow-up Pre-study Visit Letter	2	21 Feb 11
103.1 MED. 05 Site Selection Summary	2	21 Feb 11
103.1 MED. 06 Site Selection letter	2	21 Feb 11
103.1 MED. 07 Site Exclusion Letter	2	21 Feb 11
103.1 MED. 08 Declaration on Facilities 103.1 MED. 09 Curriculum Vitae form 103.1 MED. 10 Contact Data Form 103.1 MED. 11 Pre-study Visit Agenda	2 3 2 1	21 Feb 11 21 Jun 11 21 Feb 11 21 Feb 11

104.1 MED. Informed Consent Form	3	10 Nov 11

Associated Forms And Templates:
104.1 MED. 01 Informed Consent Form Approval Process	2	10 Nov 11
104.1 MED. 02 Informed Consent Form Checklist	2	10 Nov 11
104.1 MED. 03 Patient Information and Informed Consent Form Version Log	2	10 Nov 11
104.1 MED. 04 Informed Consent Form local adjustment	3	10 Nov 11

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105.1 MED. Initiation Visit

Associated Forms And Templates:

105.1 MED. 01 Confirmation Initiation Visit Letter

105.1 MED. 02 Site Initiation Visit Checklist

105.1 MED. 03 IMP Release Form

105.1 MED. 04 Site Green Light Approval

105.1 MED. 05 Site Initiation Visit Report

105.1 MED. 06 Delegation of Responsibilities Log

105.1 MED. 07 Site Visit Log

105.1 MED. 08 Subject Identification Log

105.1 MED. 09 Subject Screening and Randomization Log

	2 2 2 2 2 2 2 2 3 3	04 Mar 11 04 Mar 11 04 Mar 11 04 Mar 11 04 Mar 11 04 Mar 11 04 Mar 11 04 Mar 11 04 Mar 11 04 Mar 11

105.1 MED. 10 Follow-up Site Initiation Visit Letter 105.1 MED. 11 Financial Disclosure Form 105.1 MED. 12 Subject pre-screening Log 105.1 MED. 13 Site Initiation Visit Agenda	2 2 2 2	04 Mar 11 04 Mar 11 04 Mar 11 22 Jan 13
105.1 MED. 14 List of Site Initiation Visit Activities	1	04 Mar 11
105.1 MED. 15 Consent to Processing Personal Data	1	02 Jun 11
105.1 MED. 16 Instruction on How to Manage Consent for Personal Data in Clinical Operation Department	1	27 Aug 12

106.1 MED. Monitoring Visit	2	18 Apr 11

Associated Forms And Templates:
106.1 MED. 01 Confirmation Monitoring Visit Letter	2	18 Apr 11
106.1 MED. 02 Monitoring Visit Report	3	18 Apr 11
106.1 MED. 03 Contact Report	2	18 Apr 11
106.1 MED. 04 Subject Visit Status	2	18 Apr 11
106.1 MED. 05 Note to File	3	18 Apr 11
106.1 MED. 06 Follow-up Monitoring Visit Letter	2	18 Apr 11
106.1 MED. 07 Monitoring Visit and Reporting Plan	2	18 Apr 11
106.1 MED. 08 Data Clarification Form 106.1 MED. 09 Site Personal Training Log 106.1 MED. 10 Confidentiality Violation Log	1 1 1	18 Jul 11 26 Jun 12 26 Jun 12

106.2 MED. Taking Over The Study	3	31 May 13

Associated Forms And Templates:
106.2 MED. 01 CRA Site Take-Over Checklist	5	31 May 13
106.2 MED. 02 CTA Take-Over Checklist	2	31 May 13

106.3 MED. Co-Monitoring Visit	2	25 Jul 11

106.3 MED. 02 Co-monitoring Visit Report: Quality Control Assessment	2	25 Jul 11

106.4 MED. Reporting Protocol Deviations	2	10Aug10

Associated Forms And Templates:
106.4 MED. 01 Protocol deviation report 106.4 MED. 02 Protocol Deviation Cumulative List	2 1	10Aug10 10Aug10

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107.1 MED. Close-out Visit Associated Forms And Templates: 107.1 MED. 01 Confirmation Close-out Visit Letter 107.1 MED. 02 Close out Visits Plan 107.1 MED. 03 Close out Visit Checklist 107.1 MED. 04 Close out Visit Report 107.1 MED. 05 Record Retention Form 107.1 MED. 06 Site Close out Assessment 107.1 MED. 07 Follow-up Close out Visit Letter	3	29 Dec 11
	2 2 2 2 2 2 2	30 Apr 11 30 Apr 11 30 Apr 11 30 Apr 11 30 Apr 11 30 Apr 11 30 Apr 11

108.1 MED. Translation Associated Forms And Templates: 108.1 MED. 01 Translation Certificate	3 3	19 Sep 11 19 Sep 11

109.1 MED. Clinial Trial Documents	4	16 Sep 13
Associated Forms And Templates:
109.1 MED 01 Essential Documents	4	16 Sep 13

109.3 MED. Trial Master File	1	16 Sep 13

Associated Forms And Templates:
109.2 MED. 01 Trial Maser File Table of Content	1	16 Sep 13
109.2 MED. 02 Trial Maser File and Shadow File Review Form 109.2 MED. 03 TMF Transfer Form 109 3 MED 04 Study Documentation Management Form	1 1 1	16 Sep 13 16 Sep 13 16 Sep 13

109.5 MED. Investigator’s File	1	16 Sep 13

Associated Forms And Templates:
109.5 MED. 01 Investigator´s File Table of Content	1	16 Sep 13

109.5 MED. Electronic Study Folder and Shadow File

109.7 MED.01 Shadow File Coordinators Log

109.7 MED.02 Electronic Folder Names

109.7 MED.03 Example of Electronic Study Folder and Shadow File Structure

	1 1 1 1	16 Sep 13 16 Sep 13 16 Sep 13 16 Sep 13

110.1 MED. Clinical Supplies	3	16 Sep 13

Associated Forms And Templates:
110.1 MED. 01 Temperature Log	3	16 Sep 13
110.1 MED. 02 Clinical Supply Shipment Management Log	3	16 Sep 13
110.1 MED. 03 Clinical Supply Accountability Form	3	16 Sep 13
110.1 MED. 04 Re-labelling Report	3	16 Sep 13
110.1 MED. 05 Investigational product RECALL form	3	16 Sep 13
110.1 MED. 06 Investigational product RETURN form	3	16 Sep 13
110.1 MED. 07 Clinical Supply Destruction Report 110.1 MED.08 Site Investigational Product Accountability Log	3 1	16 Sep 13 16 Sep 13

111.1 MED. Clinical Trial Materials	2	30 Sep 13

Associated Forms And Templates:
111.1 MED.01 Trial Supply Shipment Form	4	30 Sep 13
111.1 MED.02 Controlled Copy Distribution Log	3	30 Sep 13
111.1 MED.03 Frozen Samples storage log	3	30 Sep 13
111.1 MED.04 Investigator’s Brochure Acknowledgement of Receipt	2	30 Sep 13

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112.1 MED. Serious Adverse Event Reporting	3	08 Mar 13

Associated Forms And Templates:
112.1 MED. 01 SAE Pregnancy Report Form	3	08 Mar 13

112.2 MED. Distribution of SUSAR reports	2	15 Sep 11

Associated Forms And Templates:
112.2 MED. 01 SUSAR Reports Tracking Log	2	15 Sep 11

112.5 MED. Safety Management Principles	1	16 Sep 2013

114.1 MED. Insurance in Clinical Trial Associated Forms And Templates: 114.1 MED. 01 Questionnaire for Insurance Purposes	3 3	15 Apr 13 15 Apr 13

116.1 MED. Clinical Study Report	3	28 Jun 13

Associated Forms And Templates:

116.1MED. 01 Clinical Study Report Tracking Log	3	28 Jun 13

117.1 MED. Archiving Study Files	3	09 Sep 13

Associated Forms And Templates:
117.1 MED. 01 Archiving Facility Log	3	09 Sep 13
117.1 MED. 02 Archiving Coordinator Log	2	09 Sep 13
117.1 MED. 03 Archiving Coordinator Backup Log	2	09 Sep 13
117.1 MED. 04 Archiving Coordinator Take Over	2	09 Sep 13
117.1 MED. 05 Post Study Checklist	3	09 Sep 13
117.1 MED. 06 Content of Archived Box	2	09 Sep 13
117.1 MED. 07 List of Archived Studies	2	09 Sep 13
117.1 MED. 08 Retrieve from Archives Request	2	09 Sep 13
117.1 MED. 09 Confirmation of Destruction	2	09 Sep 13
117.1 MED. 10 Inventory of Archiving Boxes	2	09 Sep 13
117.1 MED. 11 Inventory of Archiving Locking Seals	2	09 Sep 13
117.1 MED. 12 Content of Archiving File	2	09 Sep 13

117.3 MED Management of Electronic Correspondence	1	29 Mar 13

121.1 MED. Contracts with Investigators and Investigational Sites	4	01 Feb 10

Associated Forms And Templates: 121.1 MED. 01 Bilateral contract (investigator) 121.1 MED. 02 Bilateral contract (centre)	4 4	08 Aug 11 08 Aug 11

121.1 MED. 03 Tripartite contract (investigator & centre)

121.1 MED. 04 Bilateral contract (investigator-coordinator)

121.1 MED. 06 Lend agreement (investigator)

121.1 MED. 07 Lend agreement (centre)

121.1 MED. 08 Service agreement (contractor with team)

	4 4 2 2 2	08 Aug 11 08 Aug 11 08 Aug 11 08 Aug 11 08 Aug 11

121.1 MED. 09 Service agreement (single contractor) 121.1 MED. 10 Bilateral contract (investigator) – MD 121.1 MED. 11 Bilateral contract (centre) – MD	2 2 2	08 Aug 11 08 Aug 11 08 Aug 11
121.1 MED. 12 Tripartite contract (investigator & centre) – MD	2	08 Aug 11

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121.1 MED. 13 Bilateral contract (investigator-coordinator) – MD	2	08 Aug 11

122.1 MED. Confidentiality Agreements and Confidentiality Obligation	3	14 Mar 11

Associated Forms And Templates:

122.1 MED. 01 CA general unilateral (investigator - centre)

122.1 MED. 02 CA study specific unilateral (investigator - centre)

122.1 MED. 03 CA general unilateral (sponsor - contractor - other)

122.1 MED. 04 CA study specific unilateral (sponsor - contractor - other)

122.1 MED. 05 CA general mutual (sponsor - contractor - other)

122.1 MED. 06 CO in feasibility only (investigator)

122.1 MED. 07 CA/CO explanatory notice

	2 2 2 2 2 3 2	15 Feb 11 15 Feb 11 15 Feb 11 15 Feb 11 15 Feb 11 15 Feb 11 01 Mar 11

123.1 MED. Principles of drawing contracts and master service agreements	2	28 Mar 11

Associated Forms And Templates:
123.1 MED. 01 KCR Group Contract Template: Master Service Agreement 123.1 MED. 02 KCR Group Contract Template: Service Agreement for a clinical study conduct	2 1	28 Mar 11 20 Oct 08

124.1 MED. Fraud and Misconduct	3	11 Feb 13

125.1 MED. Purchases Within a Project	1	25 Jul 11

127.1 MED. Legislation in Clinical Trials	2	31 Jul 13

127.3 MED Regulatory Intelligence Associated Forms And Templates: 127.3 MED.01 Regulatory Intelligence Responsibilities	1 1	28 Dec 12 28 Dec 12

128.1 MED. Communication with Subcontractor Associated Forms And Templates: 128.1 MED. 01 Subcontractor Tracking Log	1 1	01 Sep 11 01 Sep 11

129.1 MED. Annual Progress Report to Competent Authorities	2	30 Sep 11

Associated Forms And Templates:
129.1 MED. 01 Annual Progress Report Template	2	30 Sep 11

130.1 MED. Preparing Monitoring Plan	1	25 Nov 11

Associated Forms And Templates:
130.1 MED. 01 Monitoring Plan	1	25 Nov 11

131.1 MED. Communication Plan Associated Forms And Templates:	1	30 Apr 12
131.1 MED. 01 Communication GLOBAL Contact List	1	30 Apr 12
131.1 MED. 02 Communication COUNTRY Contact List	1	30 Apr 12
131.1 MED. 03 Communication VENDOR Contact List	1	30 Apr 12
131.1 MED. 04 Study Team Delegation Log	1	30 Apr 12
131.1 MED 05 Communication Plan	1	30 Apr 12

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132.1 MED. Unbliding	1	28 Aug 12

Associated Forms And Templates: 132.1 MED. 01 Unblinding Contact List 132.1 MED. 02 Unblinding Report 132.2 MED. 03 Unblinding Listing	1 1 1	28 Aug 12 28 Aug 12 28 Aug 12

134.1.MED Principal Investigator Change

Associated Forms And Templates:

134 1 MED 01 Principal Investigator Change Checklist 131.1.MED.03

134 1 MED 02 Letter to Competent Authorities About Principal Investigator Change

	1 1 1	04 Apr 13 04 Apr 13 04 Apr 13

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Attachment No. 5

List of third parties engaged by the Sponsor for the conduct of the Study

a.	Legal representative (SCIderm GmbH): CRO shall undertake the following obligation, and shall indemnify the sponsor for any damage in case it will breach such obligation: notify immediately SCIderm GmbH and the Sponsor of any untoward occurrences, including serious breaches of the protocol, GCP or regulations, occurring in the clinical trial.

b.	Data Management: CRO shall act according to the procedures, as shall be determined for this clinical trial.

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